    As filed with the Securities and Exchange Commission on October 7, 1997

                                                    Registration No. 333-_______
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              __________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              __________________

                             JP FOODSERVICE, INC.
            (Exact name of registrant as specified in its charter)

          DELAWARE                                       52-1634568
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                              __________________

                           9830 PATUXENT WOODS DRIVE
                           COLUMBIA, MARYLAND  21046
                   (Address of principal executive offices)
                              __________________

            JP FOODSERVICE, INC. 1994 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plan)
                              __________________

                            DAVID M. ABRAMSON, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                           9830 PATUXENT WOODS DRIVE
                           COLUMBIA, MARYLAND  21046
                    (Name and address of agent for service)

                                (410) 312-7100
         (Telephone number, including area code, of agent for service)
                              __________________

                                   Copy to:

                           RICHARD J. PARRINO, ESQ.
                            HOGAN & HARTSON L.L.P.
                          555 THIRTEENTH STREET, N.W.
                         WASHINGTON, D.C.  20004-1109
                                (202) 637-5600
                              __________________

                        CALCULATION OF REGISTRATION FEE

  Title of securities to be     Amount to be      Proposed maximum     Proposed maximum       Amount of
          registered             registered      aggregate offering   aggregate offering   registration fee
                                                   price per share          price
----------------------------  ----------------  -------------------  -------------------  ------------------
         Common Stock,          500,000 shs. (1)    $30.9375(2)          $15,468,750(2)        $4,687.50
   $.01 par value per share
------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the JP Foodservice, Inc. 1994 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.
(2) Estimated solely for the purpose of computing the registration fee. Pursuant to Rule 457(h) under the Securities Act of 1933, the calculation represents the average of the high and low sales prices of the Common Stock on September 30, 1997 as reported by the New York Stock Exchange.

PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ALSO CONSTITUTES A POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT NO. 33-88144 PREVIOUSLY FILED BY THE REGISTRANT.

                                    PART I


             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The documents containing the information specified in Part I will be sent or given to eligible employees by JP Foodservice, Inc. (the "Company") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectus supplements pursuant to Rule 424 of the Securities Act.


                                    PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed with the Commission are incorporated herein by reference and made a part hereof:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended June 28, 1997, including the information incorporated by reference to its Proxy Statement for the 1997 Annual Meeting of Stockholders;

         (b) the Company's Current Reports on Form 8-K filed for reportable events dated June 30, 1997 and September 3, 1997;

         (c) the description of the Company's Common Stock which is contained in the Company's Registration Statement on Form 8-A filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on December 19, 1996, including any amendments or reports filed for the purpose of updating such description; and

         (d) the description of the preferred share purchase rights attached to the Company Common Stock which is contained in the Company's Registration Statement on Form 8-A filed pursuant to the Exchange Act on December 19, 1996, including any amendments or reports filed for the purpose of updating such description.

         All reports and definitive proxy or information statements filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Included in the Company's Registration Statement on Form S-8 (File No. 33-88144).

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Exhibit
         Number    Description
         ------    -----------

          5.1 Opinion of Hogan & Hartson L.L.P. regarding the legality of the Common Stock of the Company registered hereunder.

         23.1      Consent of KPMG Peat Marwick LLP.

         23.2      Consent of Price Waterhouse LLP.

         23.3 Consent of Hogan & Hartson L.L.P. (included in the opinion filed as Exhibit 5.1).

ITEM 9.  UNDERTAKINGS.

         Included in the Company's Registration Statement on Form S-8 (File No. 33-88144).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland on the 7th day of October, 1997.

                                 JP FOODSERVICE, INC.


                                 BY: /s/ James L. Miller
                                    --------------------------------------
                                    James L. Miller
                                    President and Chief Executive Officer
                                       (Duly Authorized Officer)

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


            Signature                 Title                      Date
            ---------                 -----                      ----

/s/ James L. Miller             President, Chairman and       October 7, 1997
-----------------------------   Chief Executive Officer
James L. Miller               (Principal Executive Officer)


/s/ Lewis Hay, III              Senior Vice President and     October 7, 1997
-----------------------------    Chief Financial Officer
Lewis Hay, III                (Principal Financial Officer)


/s/ George T. Megas              Vice President - Finance     October 7, 1997
----------------------------- (Principal Accounting Officer)
George T. Megas


/s/ Michael J. Drabb                    Director              October 7, 1997
-----------------------------
Michael J. Drabb

/s/ David M. Abramson                   Director              October 7, 1997
-----------------------------
David M. Abramson


/s/ Eric E. Glass                       Director              October 7, 1997
-----------------------------
Eric E. Glass


/s/ Mark P. Kaiser                      Director              October 7, 1997
-----------------------------
Mark P. Kaiser


/s/ Paul I. Latta, Jr.                  Director              October 7, 1997
-----------------------------
Paul I. Latta, Jr.


/s/ Dean R. Silverman                   Director              October 7, 1997
-----------------------------
Dean R. Silverman


/s/ Jeffrey D. Serkes                   Director              October 7, 1997
-----------------------------
Jeffrey D. Serkes

                                 EXHIBIT INDEX


Exhibit
Number                           Description
-------                          -----------

  5.1 Opinion of Hogan & Hartson L.L.P. regarding the legality of the Common Stock of the Company registered hereunder (filed as Exhibit 5.1).

 23.1     Consent of KPMG Peat Marwick LLP.

 23.2     Consent of Price Waterhouse LLP.

 23.3     Consent of Hogan & Hartson L.L.P. (included in the opinion filed as
          Exhibit 5.1).